Exhibit 10.3

GRANT OF A SECURITY INTEREST -- TRADEMARKS

This Trademark Security Agreement (this "Trademark Security Agreement") is made as of January 28, 2015, by each of the undersigned Grantors (each a "Grantor" and collectively, the "Grantors"), in favor of Highbridge Principal Strategies, LLC, in its capacity as collateral agent for itself and the other Secured Parties (together with its successors and assigns in such capacity, "Grantee").

WHEREAS, each Grantor has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A beside its name, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks");

WHEREAS, each Grantor has entered into a Pledge and Security Agreement, dated January 28, 2015 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Security Agreement"), in favor of Grantee; and

WHEREAS, pursuant to the Security Agreement, each Grantor has granted to the Grantee for the benefit of the Secured Parties (as defined in the Security Agreement), a continuing security interest in all right, title and interest of such Grantor in, to and under the Trademarks listed beside its name, together with, among other things, the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the payment, performance and observance of all of the Secured Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor does hereby grant to the Grantee and grants to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement

Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

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IN WITNESS WHEREOF, the Grantors have caused this Trademark Security Agreement to be duly executed by their officers thereunto duly authorized as of the date first set forth above.

FUTURE ADS LLC

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

KITARA MEDIA, LLC

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

HEALTH GURU MEDIA, INC.

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

APPENITY LLC

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

EPICPLAY LLC

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

GAMEVANCE LLC

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer